As filed with the Securities and Exchange Commission on July 20, 2016

Registration No. 333-212153

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOLDEN ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1913991
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6595 S Jones Boulevard

Las Vegas, Nevada 89118

(702) 893-7777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Blake L. Sartini

Chairman of the Board, President and Chief Executive Officer

Golden Entertainment, Inc.

6595 S Jones Boulevard

Las Vegas, Nevada 89118

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry M. Clarkson, Esq.

Ann C. Buckingham, Esq.

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-212153) (the “Registration Statement”) of Golden Entertainment, Inc. is being filed solely to re-file Exhibit 5.1 and Exhibit 23.1 to the Registration Statement. Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, Exhibit 5.1, Exhibit 23.1 and the signature page. This Amendment No. 1 does not modify any provision of the Registration Statement except as specifically noted herein.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Golden Entertainment, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 20th day of July, 2016.

Golden Entertainment, Inc.

By:	*
Blake L. Sartini Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed below by the following persons on behalf of Golden Entertainment, Inc. in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* Blake L. Sartini	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	July 20, 2016

/s/ Matthew W. Flandermeyer Matthew W. Flandermeyer	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 20, 2016

* Lyle A. Berman	Director	July 20, 2016

* Timothy J. Cope	Director	July 20, 2016

* Mark A. Lipparelli	Director	July 20, 2016

* Robert L. Miodunski	Director	July 20, 2016

* Neil I. Sell	Director	July 20, 2016

* Terrence L. Wright	Director	July 20, 2016

*	The undersigned does hereby sign this Amendment No. 1 to the Registration Statement on behalf of each of the above indicated directors and officers of Golden Entertainment, Inc. pursuant to a power of attorney executed by each such director and officer.

By:	/s/ Matthew W. Flandermeyer
Matthew W. Flandermeyer Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Articles of Incorporation of Golden Entertainment, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on August 4, 2015).

3.2	Fifth Amended and Restated Bylaws of Golden Entertainment, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on August 4, 2015).

4.1	Amended and Restated Rights Agreement, dated as of January 25, 2015 by and between Lakes Entertainment, Inc. and Wells Fargo Shareowner Services, a division of Wells Fargo Bank, National Association, as Rights Agent (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on January 26, 2015).

4.2***	Form of Specimen Certificate Representing Common Stock.

4.3***	Form of Indenture.

4.4*	Form of Note.

4.5*	Form of Warrant.

4.6*	Form of Warrant Agreement.

4.7*	Form of Unit Agreement.

5.1**	Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.

5.2***	Opinion of Latham & Watkins LLP.

12.1***	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (included in Exhibit 5.1).

23.2***	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

23.3***	Consent of Piercy Bowler Taylor & Kern, independent registered public accounting firm.

24.1***	Powers of Attorney (incorporated by reference to the signature page hereto).

25.1*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	Filed herewith.
***	Previously filed.